Exhibit 99.2

CT Communications, Inc.
Supplemental Information
Second Quarter 2004

ILEC – Concord Telephone

	2Q 2004	2Q 2003	% Change
Cap Ex as % of Revenue	15.6%	12.2%
Business Access Lines	29,068	29,373	(1.0%)
Residential Access Lines	85,394	87,489	(2.4%)
Gross Adds	2,925	3,322	(12.0%)
Disconnects	3,784	4,469	(15.3%)
Net Adds/(Losses)	(859)	(1,147)	25.1%
Monthly Churn Rate	1.1%	1.3%
Long Distance Penetration	74.1%	72.5%
DSL Penetration of ILEC Lines	9.0%	6.7%

CLEC – CTC Exchange Services

	2Q 2004	2Q 2003	% Change
Cap Ex as % of Revenue	3.7%	3.9%
T-1/PRI Facility Based Lines	17,035	15,866	7.4%
B-1/R-1 Facility Based Lines	8,191	7,698	6.4%
Resale and UNE-P Lines	5,460	4,333	26.0%
Gross Adds	1,327	1,454	(8.7%)
Disconnects	1,056	857	23.2%
Net Adds/(Losses)	271	597	(54.6%)
Monthly Churn Rate	1.2%	1.0%
CLEC LD Lines	18,548	16,290	13.9%
Out of Area LD Only Lines	3,623	3,520	2.9%
LD Penetration of CLEC Lines	60.4%	58.4%

Greenfield

	2Q 2004	2Q 2003	% Change
Cap Ex as % of Revenue	63.6%	64.1%
Business Lines	3,971	3,557	11.6%
Residential Lines	7,508	4,404	70.5%
Gross Adds	1,534	1,289	19.0%
Disconnects	729	417	74.8%
Net Adds/(Losses)	805	872	(7.7%)
Monthly Churn Rate	2.2%	1.8%
Greenfield LD Lines	5,655	3,397	66.5%
LD Penetration of Grfld. Lines	49.3%	42.7%
DSL Penetration of Grfld. Lines	11.1%	8.7%

Digital Wireless – CTC Wireless

	2Q 2004	2Q 2003	% Change
Cap Ex as % of Revenue	2.9%	1.8%
Gross Adds	3,470	3,066	13.2%
Disconnects	2,362	2,473	(4.5%)
Net Adds/(Losses)	1,108	593	86.8%
Monthly Churn Rate	2.0%	2.4%
Subscriber Monthly ARPU	$44.70	$42.85	4.3%
Cell Sites	80	77	3.9%

Internet & Data – CTC Internet Services

	2Q 2004	2Q 2003	% Change
Cap Ex as % of Revenue	13.7%	18.1%
DSL Net Adds/(Losses)	596	791	(24.7%)
Dial-Up Net Adds/(Losses)	(446)	(280)	(59.3%)
High Speed Net Adds/(Losses)	12	(15)	180.0%